EXHIBIT 99.3


    INDEX TO UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                                                                                      Pages
                                                                                      -----
Pro-forma Condensed Balance Sheet                                                     F-1
Pro-Forma Condensed Consolidated Statement of Operations                              F-2
Notes to Pro-forma Condensed Consolidated Financial Statements                        F-3

                         REALITY WIRELESS NETWORKS, INC.
                 PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2001

                                                      Historical                       Pro-Forma
                                            ------------------------------    --------------------------
                                                                Reality
                                                                Wireless
                                                Reality         Networks
                                             Networks, Inc.    (Unaudited)    Adjustments       Total
                                            ----------------   -----------    -----------    -----------
Accounts receivable                             $     6,556    $        --    $        --    $     6,556
Inventory                                           191,654             --             --        191,654
Prepaid assets                                        3,469             --             --          3,469
                                                -----------    -----------    -----------    -----------
                                                    201,679             --             --        201,679

Property and equipment, net
                                                     86,198             --             --         86,198

Goodwill                                            165,172             --             --        165,172
                                                -----------    -----------    -----------    -----------
                                                $   453,049    $        --    $        --    $   453,049
                                                ===========    ===========    ===========    ===========

Accounts payable                                $    25,895    $   428,647    $        --    $   454,542
Accrued expenses                                      6,500         26,642             --         33,142
Notes and capital leases payable
                                                    420,654             --             --        420,654
                                                -----------    -----------    -----------    -----------
                                                                   453,049        455,289        908,338
                                                -----------    -----------    -----------    -----------

Common stock                                            800         26,633        (26,533)           900
Additional paid in capital                               --      1,807,041     (2,262,430)      (455,389)
Capital subscriptions receivable
                                                       (800)            --             --           (800)
Accumulated deficit                                      --     (2,288,963)     2,288,963             --
                                                -----------    -----------    -----------    -----------
                                                         --       (455,289)            --       (455,289)
                                                -----------    -----------    -----------    -----------
                                                $   453,049    $        --    $        --    $   453,049
                                                ===========    ===========    ===========    ===========

                         REALITY WIRELESS NETWORKS, INC.
            PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED SEPTEMBER 30, 2001

                                                          Historical                         Pro-Forma
                                            --------------------------------------   -----------------------
                                                                     Reality
                                                                     Wireless
                                                Reality              Networks
                                             Networks, Inc.         (Unaudited)      Adjustments     Total
                                            ---------------         -------------    -----------   ---------
Revenues                                       $      --            $          --    $      --     $      --
Cost of revenues                                      --                       --           --            --
                                               ---------            -------------    ---------     ---------
Gross margin                                          --                       --           --            --
General and administrative                            --                       --           --            --
                                               ---------            -------------    ---------     ---------
Net loss                                       $      --            $          --    $      --     $      --
                                               =========            =============    =========     =========

Net loss per share:
  Basic and diluted                            $   (0.00)                                          $   (0.00)
                                               =========                                           =========

Weighted average shares outstanding:
  Basic and diluted                            8,449,320                                           9,492,964
                                               =========                                           =========

                         REALITY WIRELESS NETWORKS, INC.
         NOTES TO PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


Pro-forma financial positions as of September 30, 2001 are presented as if Reality Wireless Networks, Inc ("Wireless") and Reality Networks ("Reality") were combined at September 30, 2001.

On March 5, 2002, Reality entered into an asset purchase agreement with Wireless and exchanged 100% of Reality shares for 8,449,320 shares of Wireless or 88.9% of Dicom. Prior to the merger, Dicom changed its name to Reality Wireless Networks, Inc. For accounting purposes this transaction was treated as an acquisition of Dicom and a recapitalization of the Reality. Reality is the accounting acquirer and the results of its operations carry over. Accordingly, the operations of Wireless are not carried over and are presented as $0.

There are no unaudited pro forma results of operations of Reality since it began operations on August 28, 2001.

The pro forma presentation and adjustments reflect the following items:

o Elimination of all equity accounts of Wireless, Reality is the accounting acquirer.
o The common stock and additional paid in capital amounts and retained deficit are decreased for the net liabilities assumed from Wireless in the merger.

After the merger, the Company will have 9,492,964 shares of common stock outstanding.